Exhibit 10.56

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (this "Agreement") is entered into to conclude all obligations arising from your employment with and separation from Carrols Corporation (the "Company"). Your employment ceased on September 10, 2020 (the "Separation Date"). This Agreement will become effective on the date (the "Effective Date") that is the eighth (8th) calendar day after you have signed and accepted it. As used in this Agreement: (a) "Company" means Carrols Corporation and its parent, subsidiaries and affiliated entities and their respective officers, directors, agents, representatives, employees, insurers employees, members, and shareholders; and (b) ''you" and "your" means Markus Hartmann.

Except as otherwise expressly set forth in this Agreement, the Separation Date is the employment termination date for you for all purposes, meaning you are not entitled to any further compensation, monies, or other benefits from the Company, including but not limited to, wages, compensation, bonuses, and coverage under any benefit plans or programs sponsored by the Company, as of the Separation Date.

1.Representations and Warranties. You specifically represent, warrant, and confirm that:

(A) you have returned all Company property, including but not limited to all Company keys and key fob, the Company's garage door opener, credit cards, telephone(s), computer, equipment, and property, documents, materials, manuals, plans, reports, minutes, agendas, lists, forms, and correspondence which belong to the Company and which were generated during your employment with the Company and/or which relate to the performance of your job duties;
(B) you have not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency;
(C)you have been properly paid for all hours worked for the Company;
(D)you have received all wages, salary, earnings, reimbursement of any out-of- pocket expenses incurred by you, and other compensation due to you through and including the Separation Date with the exception of those items which shall be paid to you as set forth in Section 2 of this Agreement;
(E)you have not engaged in and are not aware of any unlawful conduct relating to the business of the Company;
(F)you have been advised of your medical insurance benefit conversion privilege ("COBRA"), and the date on which your benefit will no longer be available through the Company's Group Plan and that the Company has communicated to you the advantages of utilizing such benefit and that the Company will also mail the COBRA notification and election forms to your residence;
(G)you have filed all medical claims, if any, for work related injuries or illnesses occurring during your employment with the Company;
(H)you have not suffered from any injury or illness on the job during the term of your employment with the Company, other than such injury or illness that you have notified the Company of in writing; and
(I)you will not seek future employment with the Company.

2.     Separation Benefits.
(A)    In consideration of (a) your acceptance and execution of this Agreement, (b) your non-revocation of all or any part of this Agreement, (c) your not having filed and not filing any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency, and (d) your compliance with this Agreement, including your waiver and release of claims as set forth in this Agreement and your reasonable cooperation in legal proceedings and investigations as set forth in this Agreement, the Company will pay you the following separation benefits:
(i)    A monthly gross sum of $22,917.00 payable on the first business day each month for October, November, December 2020 and January, February, and March 2021. This will be reduced by taxes and withholdings.
(ii)    The employer portion of premiums for continuation of your medical, dental and vision coverage until March 31, 2021. Your portion will be deducted from the monthly separation payment described in Section 2(A)(i) of this Agreement. You shall be eligible for continuation of health care benefits at your own expense under provisions of COBRA commencing April 1, 2021, for up to an additional eighteen (18) months, as provided by law.
(B)    For purposes of clarification, no payments due to you under this Agreement shall be made or begin before the Effective Date and if you revoke all or any part of this Agreement, no payments shall be due or made.
(C)    You will not be eligible to participate in or receive a bonus award, if any, through the twelve-month period ending December 31, 2020.
(D)    Your Restricted Stock Award and your Stock Option Award have not vested, as such you are not entitled to either.
(E)    Your eligibility and coverage under the existing group life, accidental death and dismemberment, and short and long-term disability plans, and any other voluntary coverage(s) terminated effective September 30, 2020.
(F)    You understand, acknowledge, and agree that these separation benefits exceed what you are otherwise entitled to receive on separation from employment, and that these separation benefits are in exchange for you executing this Agreement and the releases and waivers contained in this Agreement. You further acknowledge that you are not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Company to provide these or other benefits to any individuals other than you.

3. Release.

(A) General Release and Waiver of Claims. In exchange for the Company's agreements herein, which you agree and acknowledge are good and valuable consideration, and to the fullest extent permitted by law, you and your heirs, executors, representatives, agents, insurers, administrators, successors, and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including but not limited to the Company's parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective past and present officers, directors, agents, representatives, employees, insurers employees, members, and shareholders, in their corporate and individual capacities (collectively, the "Releasees"), from any and all claims, demands, actions, causes of action, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever (collectively, "Claims") which you may have had, now have, or may hereafter claim to have against the Company through the Separation Date, whether such claims are known or unknown, contingent or otherwise, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to your hire, benefits, employment, termination, or separation from employment with the Company, and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:
(i)     any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended (with respect to existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act, as amended (as more fully set forth below), the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the New York State Human Rights Law, the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers' Compensation Law, Article 23-A of the New York Correction Law, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;
(ii)    any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(iii)    any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress;
(iv)    any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs, and disbursements; and
(v)    any claims that the parties being released and for whose benefit this Agreement is being signed and executed have acted improperly, illegally and/or unconscionably in any manner whatsoever at any time prior to the execution of this Agreement.
However, this general release and waiver of claims excludes, and you do not waive, release, or discharge: (a) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, the New York State Division of Human Rights, or other similar federal or state administrative agencies, although you waive any right to monetary relief related to such a charge or administrative complaint; (b) claims which cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation or to challenge the validity of the ADEA release; and (c) any right to file an unfair labor practice charge under the National Labor Relations Act.

(B)    Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to you in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown , from the beginning of time to the Effective Date of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations . By signing this Agreement, you hereby acknowledge and confirm that:
(i)    you have read this Agreement in its entirety and understand all of its terms;
(ii)    by this Agreement, you have been advised in writing of the right to consult with an attorney of your choosing as you believed was necessary before executing this Agreement;
(iii)    you knowingly, freely, and voluntarily assent to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)    you are executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled;
(v)    you were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign it sooner if desired and that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;
(vi)    you understand that you have seven (7) days from signing this Agreement to revoke the release in this paragraph by delivering notice of revocation by email delivery to Gerald J. DiGenova, Vice President Human Resources, jdigenova@carrols.com, 968 James Street, Syracuse, New York 13203 before the end of this seven-day period; and
(vii)    you understand that the release contained in this paragraph does not apply to rights and claims that may arise after you sign this Agreement or to your right to challenge the validity of this release.
4.     Post-Termination Obligations and Restrictive Covenants.

(A)You agree to direct individuals and organizations seeking employment information and/or references about you to Mr. Gerald DiGenova. In return, Mr. DiGenova will provide a confirmation of your dates of employment, positions held, duties performed, and at Carrols choosing rate of pay. You understand that if you direct such individuals and organizations (who are seeking employment information and/or references about you) to persons other than Mr. DiGenova, the Company will not be responsible for any information given by such people.
(B)You also agree to reasonably cooperate with the Company in the future by responding to questions and telling the truth regarding projects, presentations, and/or proposals that you worked on or assisted throughout your employment with the Company. You further agree to reasonably cooperate with the Company in the future by, including but not limited to, responding to questions, drafting, reviewing and signing affidavits, attending meetings and depositions, governmental proceedings and hearings and court hearings, and by cooperating with the Company and its accountants and attorneys with respect to third party or governmental investigations, claims, hearings or litigation for which you have personal and/or business knowledge or which arise out of your service to the Company; provided that the Company shall make reasonable efforts to minimize disruption of your other activities.
(C)Following your separation from employment, you agree not to make, publish, or communicate to any person or entity or in any public forum any statements or engage in any actions which would disparage, denigrate, defame, or interfere with the Company or the Company's parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective past and present officers, directors or employees, or which could damage, harm or interfere with the Company's reputation, business relationships or standing with the public, investors, vendors, customers, clients and/or employees. This Section does not in any way restrict or impede you from exercising protected rights or rights under federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. You shall promptly provide written notice of any such order to Mr. DiGenova.
(D)You understand and acknowledge that by virtue of your employment with the Company, you had access to and knowledge of Confidential Information, were in a position of trust and confidence with the Company, and benefitted from the Company's goodwill. You understand and acknowledge that the Company invested significant time and expense in developing the Confidential Information and goodwill. You further understand and acknowledge that the restrictive covenants below are necessary to protect the Company's legitimate business interests in its Confidential Information and goodwill. You further understand and acknowledge that the Company would be irreparably harmed if you violated the restrictive covenants below.

(i)    You understand and acknowledge that during the course of employment with the Company, you had access to and learned about confidential, secret and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company and its businesses ("Confidential Information"). You further understand and acknowledge that this Confidential Information and the Company's ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by you might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties. For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, databases, manuals, records, supplier information, vendor information, franchisor information, financial information, results, accounting information, accounting records, legal information, pricing information, payroll information, staffing information, personnel information, employee lists, vendor list, reports, internal controls, security procedures, market studies, sales information, revenue, costs, notes, communications, algorithms, customer information, customer lists, of the Company or its businesses. You understand that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. You understand and agree that Confidential Information developed by you in the course of your employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to you in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to you, provided that such disclosure is through no direct or indirect fault of you or a person(s) acting on your behalf.

(ii)    You agree and covenant: (a) to treat all Confidential Information as strictly confidential; (b) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company; and (c) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company. You understand and acknowledge that your obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue until the Confidential Information has become public knowledge other than as a result of your breach of this Agreement or a breach by those acting in concert with you or on your behalf.
(iii)    You agree to maintain in confidence any information regarding past, current or potential claims, governmental proceedings, third party investigations or litigation relating to the Company. You also agree not to communicate with any party(ies), their attorneys, investigators or others who are adverse or potentially adverse to the Company except with prior notice to and in the presence of the Company's designated attorneys.
(iv)    You understand and acknowledge that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. You agree and covenant not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company for period of thirty-six (36) months beginning on the Separation Date.

(E)    In the event of a breach or threatened breach by you of any of the provisions of this Agreement, you hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief. If you fail to comply with any of the terms of this Agreement or post-termination obligations contained in it, or if you revoke the ADEA release contained in Section 3 within the seven-day revocation period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to you under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. You and the Company mutually agree that this Agreement can be specifically enforced and can be cited as evidence in legal proceedings alleging breach of the Agreement.

5. Confidentiality of Agreement.
(i)You agree and covenant that you shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided, however, that you will not be prohibited from making disclosures to your attorney, tax advisors, or immediate family members, or as may be required by law; provided such individuals shall not make further disclosures that would violate this Agreement if made by you.

(ii)     This Section 5 does not in any way restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.
(iii)     You agree that you were given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of your choice, although you may sign this Agreement sooner if desired, and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.
(iv)     You understand that you have seven (7) days from the date of signing this Agreement to revoke the confidentiality provision in this paragraph by delivering notice of revocation to Gerald J. DiGenova, Vice President Human Resources, 968 James Street, Syracuse, New York 13203 by email to jdigenova@carrols.com before the end of the seven-day period.

6. Governing Law. This Agreement will be governed by the laws of the State of New York. This Agreement will bind you and all of your heirs, estates, successors and assigns and the Company and all of the Company's successors and assigns. You and the Company hereby agree that any suit, action, or proceeding arising out of this Agreement and permitted by this Agreement to be brought outside of the Company's Mandatory Arbitration Program (as set forth in Section 7 of this Agreement) shall be submitted to and brought exclusively before the appropriate federal or state courts in and for the State of New York. The parties acknowledge that this Agreement has been prepared, negotiated, executed, and entered into as a contract in the State of New York and that they are knowingly submitting to the jurisdiction of the State of New York and the federal and state courts therein. The parties further acknowledge that the terms of this Section 6 have been fully and fairly bargained for. Nothing in this Agreement precludes either party from bringing any suit, action of proceedings related to this Agreement ("Proceedings") in any other jurisdiction if (A) the courts of the State of New York or the United States Federal Courts located in the State of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction (other than on grounds that the Proceeding is barred by the arbitration requirements of this Escrow Agreement); (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party's property, assets or estate any decision or judgment rendered by any arbitrator or court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court's decision or judgment to any higher court with competent appellate jurisdiction over that court's decisions or judgments if that higher court is located outside the State of New York, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

7. Arbitration. You and the Company acknowledge and agree that: (a) this Agreement is subject to the Company's existing Mandatory Arbitration Program which is incorporated into this Agreement by this reference; and (b) the Company' s existing Mandatory Arbitration Program is not superseded or replaced by this Agreement. Any dispute, controversy or claim arising out of or related to your employment with the Company, this Agreement (including the validity of this arbitration clause), or any breach of this Agreement shall be submitted to and decided pursuant to the Company's existing Mandatory Arbitration Program; provided that this Section 7 shall not preclude the parties from seeking provisional remedies in aid of arbitration or equitable remedies from the courts designated in Section 6 of this Agreement.

8. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by you and the Company. No waiver by you or the Company of any breach by other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

9. Severability. Should any provision of this Agreement be held by a court or arbitral authority of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon you and the Company with any such modification to become a part of this Agreement and treated as though originally set forth in this Agreement. The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such unenforceable provision of this Agreement instead of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems necessary to carry out the intent and agreement of the parties as embodied in this Agreement to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding upon and enforceable against each of them. If any of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it.

10. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

11.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement by facsimile, e mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

12.Non-admission. Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common la w, or other legal obligation.

13.Notices. All notices under this Agreement must be given in writing by email at the email addresses indicated in this Agreement or any other email address designated in writing by either party.

Notice to the Company:    Gerald J. DiGenova, Vice President Human Resources
968 James Street
Syracuse, New York 13203 Email: jdigenova@carrols.com

Notice to You:    Markus Hartmann

14.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. For purposes of Section 409(A), your separation from employment with the Company is an involuntary termination. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.

15.Timing Before Signing and Revocation. You may take up to twenty-one (21) calendar days from receipt of this Agreement to decide whether to accept it. You may accept and sign this Agreement within this twenty-one (21) day time period, but you are not required to do so by the Company. In deciding whether to accept this Agreement, you should feel free to ask Gerald J. DiGenova any questions and if you wish, consult with your own personal attorney.

16.Officer Position. Your execution of this Agreement shall also constitute your resignation, as of the Effective Date, as Corporate Secretary and officer of the Company

You may revoke your acceptance of this Agreement by delivering written notice of revocation to Mr. Gerald J. DiGenova at 968 James St., Syracuse, New York 13203, at any time prior to the Effective Date. If you revoke your acceptance of this Agreement, it will become null and void for all purposes and the Company will have no obligation to provide you the payments or other separation benefits set out above in this Agreement.

Please give careful consideration to the terms of this Agreement. You are encouraged to contact your own legal counsel if necessary to assist you in understanding the terms and conditions herein. Please understand that your acceptance of this Agreement is a prerequisite to receiving the payments set out in this Agreement. If you accept all of the terms of this Agreement, please signify by signing below and returning to Mr. DiGenova.

17.Acknowledgment of Full Understanding. MARKUS HARTMANN ACKNOWLEDGES AND AGREES: (A) THAT HE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT; (B) THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT; (C) THAT THE COMPANY'S IN-HOUSE AND OUTSIDE LEGAL COUNSEL HAVE REPRESENTED ONLY THE COMPANY IN CONNECTION WITH THE NEGOTIATION, DRAFTING, AND ENTERING INTO OF THIS AGREEMENT AND THAT HE HAS NOT BEEN PROVIDED NOR HAS HE RELIED UPON ANY LEGAL ADVICE FROM THE COMPANY'S IN HOUSE OR OUTSIDE LEGAL COUNSEL; AND (D) THAT HIS SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW AS SET FORTH IN THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

You hereby acknowledge that you have read the above and foregoing Agreement, and acknowledge its contents, and have signed it as your own free act and deed on this 18th day of September, 2020.

                            Carrols Corporation

/s/ Markus Hartmann             By:    /s/ Gerald J. DiGenova
Markus Hartmann        Gerald J. DiGenova
    Vice President Human Resources

STATE OF NEW YORK
COUNTY OF ONONDAGA

On the 18th day of September in the year 2021 before me, the undersigned, personally appeared MARKUS HARTMANN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Philip Dunham
    Notary Public

STATE OF NEW YORK
COUNTY OF ONONDAGA

On the 18th day of September in the year 2021 before me, the undersigned, personally appeared GERALD J. DIGENOVA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Philip Dunham
    Notary Public

WAIVER OF 21-DAY REVIEW OF AGREEMENT

I, Markus Hartmann, hereby state that I am aware that I am accorded twenty-one (21) days in which to consider waiver of a claim under the Age Discrimination in Employment Act and Older Workers Benefit Protection Act as specified in the above referenced Agreement between Carrols Corporation and me. However, because I want to expedite the monthly payments and receipt of the payment referenced in said Agreement, I, here by voluntarily waive said twenty-one (21) day review period. I further state that I was not coerced into signing this waiver and do so with full and complete knowledge. Finally, I state that I fully understand this waiver and agree to it.

/s/ Markus Hartmann    September 18, 2021
Markus Hartmann    Date

STATE OF NEW YORK
COUNTY OF ONONDAGA

On the 18th day of September in the year 2021 before me, the undersigned, personally appeared MARKUS HARTMANN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Philip Dunham
    Notary Public